Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-3 of SmartFinancial, Inc. of our reports dated March 16, 2026, relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of SmartFinancial, Inc., appearing in the Annual Report on Form 10-K of SmartFinancial, Inc. for the year ended December 31, 2025.

We also consent to the reference to our firm under the heading “Experts” in this Prospectus.

/s/ Elliott Davis, PLLC

Raleigh, North Carolina

May 1, 2026